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                                                                   EXHIBIT 10.18

                                      LEASE


      THIS LEASE AGREEMENT "Lease", entered into August 5, 1999 between
William C. Martin or his Assignee (hereinafter referred to as "Host") whose address is C/O First Martin Corporation, 115 Depot Street, Ann Arbor, Michigan 48104 and MECHANICAL DYNAMICS, INC., a Michigan corporation (hereinafter referred to as "Guest") whose address is 2301 Commonwealth Boulevard, Ann Arbor, Michigan 48105 until commencement of the term hereof and thereafter the Premises, by which the parties agree as follows:

1. Leased Premises. Subject to and upon the terms hereinafter set forth, and in consideration of the sum of Ten Dollars ($10.00), the premises, and the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, Host does hereby lease to Guest certain premises (hereinafter referred to as the "Premises") consisting of a building (hereinafter referred to as the ("Building") in the Traverwood Business Center located in Ann Arbor, Michigan, on the site described in Exhibit A-1 attached hereto (hereinafter referred to as the "Site"), such leased Premises being approximately 66,878 square feet of Gross Building Area as generally described in Paragraph 3 hereof; the preliminary site plan for the Building is attached hereto as Exhibit A-2. Together the Building and Site are sometimes referred to herein as the "Project". As used herein, "Gross Building Area" or "GBA" shall refer to the total square footage of all floor area (including floor area which is below grade) measured to the predominant outside surface of the Building exterior walls (or in the case of floor area below grade, the inside face of the foundation walls).

2.    Term.

      (a) Initial Term. The term of this Lease shall commence fifteen (15) days after the date of Substantial Completion of the improvements to be made by Host ("Host's Improvements", as defined in Paragraph 3 of this Lease), and shall continue for a period of ten (10) years from the first of the month coincident with or next following such date of commencement (hereinafter referred to as the "Commencement Date"). Guest and Host mutually agree that in the event Substantial Completion is achieved between December 1, 2000 and January 2, 2001, Guest may delay the Commencement Date of the Lease until January 15, 2001. As used herein, "Substantial Completion" shall mean the completion of Host's Improvements in substantial compliance with the plans, specifications and other contract documents for such Improvements except for punchlist items which in the aggregate do not materially interfere with the use and occupancy of the subject space for its intended purposes and which can be completed without interfering with the use of such space. Guest acknowledges that a certificate of occupancy cannot be secured until Guest's cubicles are installed and wired. Guest shall be allowed access to install the same as soon as reasonably possible. Should Substantial Completion of Host's Improvements be delayed due to either (i) Guest's failure to approve the plans and specifications for said Improvements


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            in a timely manner (as set forth in Paragraph 3), or (ii) change orders initiated by Guest, then the Commencement Date shall be that date on which Host's Improvements would have otherwise been substantially completed but for such delays. Change orders shall state the delay which will result thereby, if any, in the Substantial Completion of Host's Improvements. As used herein, the term "Lease Year" shall mean a period of twelve (12) consecutive months. The first Lease Year shall begin on the date of commencement of the term of this Lease if such Commencement Date shall occur on the first day of a month, or, if not, then on the first day of the following month.

      (b) Renewal Option. Provided Guest is not then in default, Guest shall have the right to renew the term of this Lease for two (2) additional successive periods of five (5) years each (the "Option Periods") on the same terms and conditions with the exception that
            (i) Guest shall have no further implied right to renew beyond the properly exercised Option Periods, (ii) Guest shall not have the right to assign said rights to any sublessee of the Premises or assignee of the Lease, nor may any such sublessee or assignee exercise such renewal rights, and (iii) the leasehold improvements shall be provided in their then-existing condition (on an "as is" basis) at the time the Option Periods commence. If Guest elects to exercise any expansion options as provided in Paragraph 36 hereof, then the Option Periods shall commence at the expiration of the term of the Lease as extended pursuant to the provisions of such expansion options. Guest shall give Host notice that it is exercising any such right not less than eighteen (18) months prior to the expiration date of the then current term of the Lease.

      (c) Completion Date. Host shall use its best efforts to obtain Substantial Completion on or before November 1, 2000. In the event that Substantial Completion of Host's Improvements has not been attained on or before May 1, 2001, Guest shall have the right to terminate this Lease by delivery of fifteen (15) days' prior written notice of termination to Host, unless during such fifteen (15) day period, Host agrees in writing to extend (i) the lease between First Properties Associates Limited Partnership and Guest, as lessee, date July 12, 1989, covering certain premises located at 2301 Commonwealth Boulevard, Ann Arbor, Michigan (the "Old Lease"), and
            (ii) the Rent Credit as defined in an amendment to the Old Lease described as the Third Amendment to Lease dated as of August 5, 1999, in both cases, for a period thirty (30) days beyond the date of actual Substantial Completion of Host's Improvements. Guest agrees to act promptly in all matters requiring Guest's approval, including but not limited to approval of plans and specifications so as not to delay the project commencement and completion.

3.    Improvements.

      (a) Host's Improvements. Host shall cause to be constructed on the Land a Building with a Gross Building Area of approximately 66,878 square feet including site work, building shell, mechanical systems, and interior partitions and finishes but


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            excluding the installation of cubicles (including electrical wiring)
            and computer and communications cabling (herein sometimes referred to as "Host's Improvements"). Guest shall be responsible for the layout, design and installation of all cubicles (including electrical wiring) and computer and communications cabling; said design and Guest's contractors must be approved by Host in writing in advance.

      (b) Plans and Specifications. Host's Improvements shall be constructed in accordance with plans and specifications mutually approved and agreed upon by Host and Guest as provided hereinafter. The architect for Host's improvements shall be Jickling, Lyman and Powell. The maximum number of parking spaces allowed by the City of Ann Arbor shall be provided not to exceed five spaces per 1,000 square feet of Gross Building Area, subject to receiving site plan approval from the City of Ann Arbor for the amount of parking. Host shall submit to Guest for its approval the site plan and the final plans and specifications for Host's Improvements; said plans and specifications shall be deemed approved unless rejected in writing within five (5) business days of receipt. A working set of site plans and building plans and specifications which are approximately 75% complete will be made available for review at least two weeks prior to submission of final plans. Any denial of such approval shall be fair and reasonable.

      (c) Building Construction. The general contractor for Host's Improvements shall be O'Neal Construction, Inc. ("O'Neal"). Host and Guest shall jointly negotiate a contract with O'Neal, which contract shall provide a guaranteed maximum price which includes a 3% construction contingency. Host shall provide an allowance (the "Hard Construction Cost Allowance") of up to $100.00 per square foot of Gross Building Area for the direct construction costs for Host's Improvements; "direct construction costs" includes bonding and permits but excludes extraordinary costs relating to poor soil conditions, which costs shall be the sole responsibility of Host, and soft costs such as base building architectural and design services, legal services, construction financing, permanent financing origination, title insurance, builder's risk insurance, brokerage commissions, development fees, real estate taxes and other carrying costs for the Site. Upon Guest's written request received on or before the date of commencement of said Improvements, Host shall increase said Allowance to up to $110.00 per square foot of Gross Building Area, subject to Host securing additional financing acceptable to Host within thirty (30) days of notice from Guest that it wishes to increase said Allowance. Any direct construction costs for Host's Improvements in excess of said Allowance shall be paid to Host by Guest within 30 days of date of invoice. O'Neal shall provide a warranty of one year on all work with the exception of the roof, which shall have a ten year warranty; said warranties shall commence as of the date of Substantial Completion of Host's Improvements. The additional cost of any change orders requested by Guest shall be paid to Host within ten (10) days of date of invoice and shall include an administrative fee of 10%.


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4.    Rent.

      (a) Base Rent. Guest shall pay to Host as annual base rent for the Premises for the term hereof an amount which shall be determined by multiplying the Rent Factor by the Total Development Cost for the Project, as further defined below:

            (i) "Rent Factor" is the sum of the Rental Rate Constant and the Debt Service Constant.

            (ii) "Rental Rate Constant" is 200 basis points.

            (iii) "Debt Service Constant" is the percentage calculated by dividing the annual payment of principal and interest required for the Permanent Mortgage Loan by the original principal amount of said Loan. The Debt Service Constant shall not change if Host refinances the Permanent Mortgage Loan or pays off said Loan subsequent to the Commencement Date of the Lease.

            (iv) "Permanent Mortgage Loan" is the loan which is secured by Host to finance the Total Development Cost. Said loan shall (a) have a minimum term of ten (10) years, (b) be non-recourse to Host, (c) have a twenty-five year amortization schedule which provides for level annual payments, and (d) be otherwise acceptable to Host. If said loan has not been closed as of the Commencement Date, then the terms set forth in the commitment for said Loan shall be used.

            (v) "Total Development Cost" is the sum of:

                -  "Land Cost", which is deemed to be $1,050,000.00;

                -  "Hard Construction Cost", which is the portion of the Hard
                    Construction Cost Allowance which is used; and

                -  "Soft Cost", which is deemed to be One Million Five Hundred
                    Eighty-Three Thousand Four Hundred ($1,583,400) Dollars.


            The manner in which the annual rent is to be calculated is illustrated using estimated costs in Exhibit B attached hereto.

      (b) Payment Schedule. Said annual rent shall be due and payable in equal monthly installments in advance on the first day of each calendar month during the term hereof. Rent for partial months shall be prorated based on a 365 day year. If any rent payment due hereunder is more than six (6) days late, Guest shall pay Host a service fee equal to two percent (2%) of said rent payment. The payment of this late payment service fee will not constitute a waiver by Host of any default by Guest under this Lease. The rent to be paid by Guest hereunder shall not be


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            diminished by the additional payments to be made by Guest as provided in Paragraphs 5,6,7,8 and 16 or elsewhere in this Lease.

      (c) Escalation. The annual base rent payable under this Lease shall be adjusted annually at the beginning of the second Lease Year and each succeeding Lease Year during the term of this Lease and any renewals thereof by 2.65%. Commencing with the seventh Lease Year, in the event the Consumer Price Index (as hereinafter defined and referred to as "CPI") increases more than 7.0% in the twelve month period immediately preceding the third month prior to the month in which such adjustment is to take effect, then the annual increase in the rent will be 80% of the percentage increase in the CPI during such period. Adjusted monthly installments of rent shall be rounded to the nearest whole dollar.. As used herein, "Consumer Price Index" means the Consumer Price Index for All Urban Consumers, U.S. City Average, All Items, 1982-84 = 100, as issued by the Bureau of Labor Statistics, United States Department of Labor. If at any time during the term hereof the Bureau of Labor Statistics should modify the methodology used in computing the CPI and should said Bureau determine that, as a result, the CPI is likely to be different in the future than would otherwise be the case, then in calculating rent increases hereunder the CPI shall be adjusted as follows. Commencing with the first rent adjustment date after the new methodology becomes effective, the percentage increase in the CPI during the relevant twelve month period shall be multiplied by an adjustment factor, which shall be the quotient of a) the increase in the CPI using the old methodology during the twelve month period prior to the date the new methodology becomes effective, divided by the increase in the CPI during said twelve month period using the new methodology (as estimated by the Bureau of Labor Statistics). If at any time during the term hereof the United States Bureau of Labor Statistics shall discontinue the issuance of the CPI, then the parties agree to use any other standard, nationally recognized cost of living index then issued and available, which is published by the United States Government, and if no governmental index is then published, then by any generally recognized privately published index of the cost of living.

5. Net Features. The rent during the term of this Lease shall be on a net-net-net basis. That is to say, Guest, and not Host, shall be responsible for and pay all costs connected with the Premises and the grounds and parking facilities subject to the limitations contained in section 37 hereof appurtenant thereto, including but not limited to: real estate taxes as hereinafter defined (or any other tax or charge imposed by any governmental authority expressly designated and identifiable as a substitute for such taxes), personal property taxes, special assessments, utilities, service charges, janitorial service, maintenance (including:
      (i) maintenance repair and replacement, as necessary, of all plumbing, electrical, heating/cooling and other mechanical systems; (ii) the building doors, windows, roof and structure; and (iii) the grounds and parking facilities), insurance and management. Such items shall be paid before they become overdue or delinquent. Failure to do so shall be a default of the Lease. There shall be no deduction from the rent


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      on account of Guest's payment of such costs. Latent defects in the roof, windows, or structure discovered subsequent to the one year warranty period and prior to the seventh anniversary of the lease Commencement Date shall be the Host's responsibility to repair or replace as necessary.

6. Real Estate Taxes. From and after the Commencement Date, Guest shall pay all real estate taxes connected with the Premises and one-half of real estate taxes connected with the Site (or a greater portion should Guest exercise its expansion options as provided in Paragraph 36 ("Expansion Options")). As used herein, "real estate taxes" shall mean: (i) all real estate, ad valorem or personal property taxes levied with respect to the Premises, the Site, any fixtures, equipment or other property, real or personal, located on or about the Premises or the Site; (ii) any other tax, general or special assessment or other governmental charge of any description imposed upon or in respect to the Premises or Site, including, without limitation, a tax upon any rent therefrom, or any occupancy or use thereof; (iii) any water and sewer general or special assessments, charges, excises, levies, license and permit fees, transfer taxes, and all other similar charges, if any, which are levied, assessed, or imposed upon or become due and payable in connection with, or liens upon, the Premises, Site or facilities used in connection therewith, and rentals or receipts therefrom; and (iv) all taxes of whatsoever nature that are imposed in substitution for or in lieu of any taxes, assessments or other charges included in this definition. Host shall obtain from the taxing authority a separate tax parcel for the Site.. Guest's liability for real estate taxes hereunder shall be paid to Host in the manner set forth in Paragraph 8 hereof. In the event Host is required under any mortgage covering the Building to escrow real estate taxes, Host may, but shall not be obligated to, use the amount required to be so escrowed as a basis for its estimate of such monthly installments. Provided Guest is the sole occupant of the Building, Guest shall have the right to contest the assessed value of the Premises after first consulting with Host. If the building becomes multi-tenant, Host and Guest may mutually agree to contest the assessed value. In such case, Host will negotiate or contest the assessed value with the City of Ann Arbor. Real estate taxes for the first and last years of this Lease shall be prorated between Host and Guest using the due date method.

7. Utilities. From and after the Commencement Date, Guest shall be responsible for the cost of all utilities for the Project including, but not limited to, the cost of electricity, gas, water, sewer, stormwater discharge and power for heating, lighting, air-conditioning and ventilating the Project. Such costs shall be paid by Guest directly to the providers of such utilities.

8.    Operating Expenses:  Maintenance and Repair.

      (a) Operating Expenses Defined. From and after the Commencement Date, Guest shall pay Host the Operating Expenses for the Project as additional rent. As used herein, "Operating Expenses" shall include all costs of maintaining, repairing , replacing, decorating, cleaning, operating, servicing and protecting the Project together with a management fee equal to 5% of the sum of all other Operating



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            Expenses and the base rent as set forth in Paragraph 4 hereof. Such costs shall include but not be limited to:

            (i) wages and salaries, including taxes, insurance and benefits, of all on-site employees engaged in operations and maintenance, as reasonably allocated by Host.

            (ii) cost of all supplies, tools, equipment materials and professional fees to the extent used in operations and maintenance, as reasonably allocated by Host;

            (iii) cost of all maintenance and service agreements and the equipment therein, including, but not limited to, parking lot and facility maintenance, repair and snow removal, window cleaning, elevator maintenance, janitorial service, landscaping and irrigation maintenance, hvac systems, roof, carpet, windows, doors, etc.;

            (iv) cost of repairs, replacements and general maintenance (excluding repairs, replacements, alterations and general maintenance paid by proceeds of insurance);

            (v) cost of any system, apparatus, device, or equipment which is installed for the principal purpose of (a) reducing Operating Expenses, (b) promoting safety or (c) complying with governmental requirements which become effective after the Commencement Date;

            (vi) the cost of all insurance, including, but not limited to, the cost of casualty, rent loss and liability insurance, and insurance on Host's personal property, plus the cost of all deductible payments made by Host in connection therewith, as more specifically provided in Paragraph 16 hereof; and

            (vii) the cost of real estate taxes, as such term is defined in Paragraph 6.

      (b) Method of Payment. At the Commencement Date and prior to the beginning of each calendar year thereafter, Host shall have the right to estimate the Operating Expenses for such calendar year or portion thereof and notify Guest of its liability for such Operating Expenses, which amount shall then be due and payable in monthly installments in advance in accordance with the provisions of Paragraph 4(b) hereof for the payment of rent. Host may adjust the estimated monthly installment at the end of any calendar quarter on the basis of Host's experience and anticipated costs. Within ninety
            (90) days following the end of such calendar year (or in the case of the last calendar year of the Lease term, the termination date), Host shall furnish Guest with a statement covering the calendar year just expired showing the total Operating Expenses for such calendar year and payments made by Guest during such year. If Guest's liability exceeds Guest's payments for estimated Operating Expenses during such year, then Guest shall pay Host the deficiency within fifteen (15) days after receipt of such statement


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                   without the necessity of additional demand or notice thereof.
                   If Guest's payments exceed Guest's liability, Guest shall be entitled to offset such excess payments against payments next thereafter to come due Host under this Paragraph 8; provided, that upon the expiration or earlier termination of this Lease, Host shall refund to Guest such excess payments so long as Guest is not in default hereunder.

            (c) Guest Oversight. Inasmuch as Guest will be reimbursing Host for Operating Expenses pursuant to this Section 8, Host hereby agrees that Guest shall have the right to annually review with Host all contracts which are to be let for the provision of services included in Operating Expenses for the ensuing Lease Year to insure that (i) the Project is maintained in good order and repair and in a first class condition and (ii) Operating Expenses are minimized to the greatest extent possible, consistent with such standard of maintenance and repair. Host and Guest agree to cooperate with each other in minimizing Operating Expenses and contracting with such service providers as will provide good quality services at the best possible cost.

9. Security Deposit. As security for Guest's faithful performance of its obligations hereunder. Guest shall (a) deposit with Host upon execution hereof the amount of thirty-one thousand, seven hundred and forty-three ($31,743) Dollars, and (b) deliver a letter to First Properties Associates Limited Partnership ("FPALP") instructing FPALP to pay to Host the security deposit in the amount of fifty-two thousand, five hundred ($52,500) Dollars currently held by FPALP pursuant to a lease between FPALP and Guest for certain premises at 2301 Commonwealth Blvd., Ann Arbor, Michigan at the time said lease is terminated; together such amounts are hereinafter referred to as the "deposit". If Guest fails to pay the rent or otherwise defaults with respect to any provision of this Lease, Host may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default, or for the payment of any other sum to which Host may become obligated by reason of Guest's default or to compensate Host for any loss or damage which Host may suffer thereby. Said deposit shall not be a limitation on Host's damages or other rights under this Lease, or a payment of liquidated damages or an advance payment of the rent. If Host so uses or applies all or any portion of said deposit, Guest shall, within five (5) days after written demand thereof, deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Guest's failure to do so shall be a material breach of this Lease. Host shall not be required to keep said deposit separate from its general accounts. If Guest performs all of Guest's obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Host, shall be returned, without payment of interest or other increment for its use, to Guest at the expiration of the term hereof and after Guest has vacated the Premises. No trust relationship is created herein between Host and Guest with respect to said security deposit.

10. Place and Form for Payment of Rent. All payments of rent shall be delivered to Host at First Martin Corporation, 115 Depot Street, Ann Arbor, Michigan 48104 or at such other


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            place as Host shall designate from time to time in writing. Rent payments shall be made payable to Host.

11. Financing. (a) If in connection with obtaining by Host of any financing or refinancing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing or refinancing, Guest will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Guest hereunder or in a material manner adversely affect the leasehold interest hereby created.

            (b) Guest agrees that this Lease shall be subordinate to any mortgages that may hereafter be placed or made upon the Building, provided the mortgagee named in any such mortgages shall agree to recognize the lease of Guest in the event of foreclosure if Guest is not in default.

            (c) Guest agrees within ten (10) days after request by Host to execute in recordable form and deliver to Host (i) a subordination agreement as required by any such mortgagee provided that such an agreement contains recognition/nondisturbance provisions satisfactory to Guest, and (ii) an estoppel certificate certifying
            (a) that this Lease is in full force and effect, (b) the date of commencement of the term of this Lease, (c) that rent is paid currently without any off-set or defense thereto, (d) the amount of rent, if any, paid in advance, (e) that there are no uncured defaults by Host or stating those claimed by Guest (provided that, in fact, such facts are accurate and ascertainable), and (f) such other information pertaining to the Lease as may be required by any such mortgagee.

            (d) If proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Host covering the leased Premises, Guest shall become the tenant of, and attorn to, the purchaser upon any such foreclosure or sale and recognize such purchaser as the Host under this Lease. The obligation of Guest hereunder to attorn to the purchaser shall be conditioned upon the agreement of such purchaser to recognize the rights of Guest under this Lease. Guest agrees within ten (10) days after request by Host to execute in recordable form and deliver to Host an attornment agreement evidencing the provisions of this subparagraph.

12. Use of Premises. (a) Guest shall use and occupy the Premises only for office use consistent with the zoning of the Land.

            (b) Guest will keep the Premises clean and shall not create any nuisance, noises, vibrations, electrical discharges, radiation or other disturbances that shall in any way unreasonably impair the peace, quietness, comfort, or security of the building wherein the Premises are situated nor do anything that will cause any extra hazard, impair the validity of any policy of insurance now or hereafter placed on the Building, or any of its contents, or that will increase the rate of premium on any such policy or that will violate any prohibitions in any such policy.


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            (c) Guest, shall, at its own cost and expense, comply with all of the requirements of all valid laws and regulations, municipal, state and federal, now in force, or which may hereafter be in force, pertaining to the Premises, and the use and occupancy thereof.

            (d) Guest shall not sell, rent or keep drug paraphernalia, pornographic materials or sexually explicit materials in or from the Premises; Guest shall not use the Premises for any activity included in the definition of "adult entertainment business" in the City of Ann Arbor Zoning Ordinance, regardless of whether an activity is a "principal" activity.

13. Acceptance of Premises. Except as Host and Guest may otherwise agree in writing at such time, the taking of possession by Guest shall be conclusive evidence that Guest has examined the Premises, has found them to be in satisfactory condition and accepts the Premises "as-is" subject to completion of punch list items, and that Host up to such time had performed all of its obligations hereunder.

14. Host's Repairs. (a) Subject to the provisions of Paragraph 5, 8 and 34 hereof, Host shall maintain and repair the Premises, the Common Areas and the structural and public areas of the Building such as lobbies, stairs, corridors, common restrooms, roof, elevators, and structural elements; provided, however, should Guest elect to self-manage the Project (as provided in Paragraph 34), then Guest, and not Host, shall be responsible for all such maintenance and repair. Notwithstanding anything herein to the contrary, Guest shall be solely responsible for locking and unlocking Building entry doors, security alarms and services.

            (b) Except as otherwise provided in the Paragraph hereof relating to Destruction and in the Paragraph hereof relating to Eminent Domain, there shall be no allowance, abatement of rental, or liability to Guest for diminution of rental value or interference with Guest's business and no claim by Guest for eviction from said Premises by reason of inconvenience, annoyance or injury to Guest arising from any repairs, alterations, replacements or improvements made to said Premises, Building, Common Areas or any portion thereof by Host, its agents, employees or contractors, or by Host's mortgagee. To the extent Host may be responsible for repairs under this Lease, Host shall not be liable to Guest for failure to make repairs to the Premises, Building, Common Areas or any portion thereof, unless Host has received from Guest written notice of the need for such repairs and has failed to commence and diligently complete such repairs within thirty (30) days of such notice or such greater length of time as is reasonably required by Host to make such repairs.

            (c) The Guest covenants and agrees that if the demised Premises consists of only a part of a structure owned or controlled by the Host, the Host may enter the demised Premises at reasonable times and upon reasonable notice and install or repair pipes, wires and other appliances or make any repairs deemed by the Host essential to the use and occupancy of other parts of the Host's building.

            (d) Guest acknowledges that the Building cooling system is designed for a maximum


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            internally generated heat load per zone or room of 1 person per 220 square feet and 4.5 watts of lighting and equipment per square foot in the aggregate. Should the heat load in the Premises exceed the aforesaid maximum, Guest shall be responsible for the cost of any consequent modification to the cooling system.

15. Alterations by Guest. Guest shall not make any alterations, additions and improvements to the Premises without the Host's written consent, and all alterations, additions and improvements made by either of the parties hereto upon the Premises, except movable office furniture and trade fixtures put in at the expense of the Guest, shall be the property of the Host, and shall remain upon and be surrendered with the Premises at the termination of this Lease; provided, however, that the Guest shall have the option of removing additions made by it if the Premises are restored to good condition following such removal and any damages to the Premises resulting from such removal are repaired. Host may, at its option, require Guest to remove, at Guest's sole expense, improvements made for or by Guest and repair any damage resulting therefrom, upon the expiration or earlier termination of this Lease. Should Guest make any alterations to the Premises, Guest shall have the plans for the Premises revised to reflect such alterations and shall provide Host with a set of the revised plans.

16. Insurance. (a) During the term hereof Host shall maintain insurance coverage as follows:

                   (i) Host shall keep the Building covered by a policy of fire and extended coverage insurance equal to 100% for the replacement cost of the Building with an "agreed amount" endorsement so as to prevent Host from becoming a co-insurer of any loss. Such policy of insurance shall name Host as the loss payee. During any reconstruction, alteration or material remodeling of the Premises such policy shall be in "builder's risk" form if there would be an exclusion under Host's fire and extended coverage policy as a result of such construction, reconstruction, alteration or material remodeling.

                   (ii) Host shall maintain an owner/lessor's policy of commercial general liability and property damage insurance with limits which are secured for other comparable buildings owned and/or managed by First Martin Corporation; however, in no event shall said limit ever be less than $3 million.

                   (iii) Host shall maintain a policy of insurance covering loss of rents resulting from the interruption of Guest's business due to fire or other casualty for a period of not less than twelve (12) months. Such policy shall name Host as the loss payee.

            (b) Guest shall pay Host the cost of the insurance to be maintained by Host hereunder as provided in Paragraph 8.

            (c) Guest shall maintain, at Guest's expense, a policy of commercial general liability and property damage insurance with a combined single occurrence limit of not less than $3 million insuring Host and Guest against any liability arising out of the ownership, use, occupancy or maintenance of the Premises. Host, although named as an additional insured party under said policy, shall nonetheless be entitled to recover under said policy for any loss sustained by it as the result of the acts or omissions of Guest. Said single limit shall be adjusted at the beginning of the sixth Lease year and every fifth year thereafter to the amount then typically being required by new leases for comparable facilities in southeastern Michigan as mutually agreed upon by Host and Guest; but in no event shall said limit ever be less than $3 million. Guest shall cause the issuer of such policy of insurance to deliver to Host a copy of or Certificate of Insurance for such policy naming Host as an additional insured party prior to the Commencement Date hereof and with respect to the renewal or replacement policies, not less than thirty (30) days prior to the expiration of the policy being renewed or replaced. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Lessor. In addition, Guest shall maintain a policy of fire and extended coverage insurance on its personal property.

      (d) All insurance required under this paragraph shall be written by companies acceptable to Host, shall be reasonably satisfactory to Host in all respects and shall provide an effective waiver by the insurer of all rights of subrogation against any named insured and against such insured's interest in the Premises and any income derived therefrom. Host and Guest and all other parties claiming under them hereby mutually release and discharge each other from all claims and liability to the extent covered by insurance, regardless of the cause of any damage, loss or injury to person or property to the extent such waiver of liability is permitted by any applicable policies of insurance maintained by Host and/or Guest, as the case may be. Provided other tenants of Host waive subrogation against Guest, Guest waives any and all rights Guest may have against said other tenants for damage to or destruction of the demised Premises due to any casualty insurable by the customary form of fire and extended coverage insurance, whether such damage or destruction be due to said tenants' negligence or otherwise.

17. Guest's Personal Property. All personal property of Guest kept on the Premises shall be at Guest's sole risk, and Guest hereby waives all right of recovery which it might otherwise have against Host for any loss, theft or damage to Guest's personal property.

18. Destruction - Fire or Other Cause. If the Premises shall be rendered untenantable by fire or other casualty, then Host shall make the Premises tenantable as speedily as possible, and the rent shall be abated in whole or in part, according to the portion of the Premises which is rendered untenantable, during the period of untenantability, except that there shall be no such abatement if such fire or other casualty shall be caused by the gross negligence of Guest or its agents, employees, invitees or licensees, and further, there shall be no abatement for the time required for the replacement or repair of any property of Guest, in excess of the time required to make the Premises tenantable. In the event that the Premises cannot be made tenantable within ninety (90) days, then either Host or Guest may terminate this Lease by notification to the other of such termination within ten (10) days after Host shall have notified Guest of the time required to make them tenantable. Host shall, in its sole judgment, reasonably exercised, determine the length of time required to make the Premises tenantable, and shall notify Guest of such determination within ten (10) days after the occurrence of the fire or other casualty. Notwithstanding the foregoing, in the event that the Premises shall be so damaged by fire or other casualty that demolition or substantial reconstruction is required, then Host or Guest may terminate this Lease by notifying the Guest or Host of such termination within thirty (30) days after the date of such damage.

19. Eminent Domain. In the event that all or a substantial portion of the Premises be lawfully condemned or taken in any manner for any public or quasipublic use, this Lease shall terminate as of the date of actual taking. In the event that any insubstantial part of the Premises be so condemned or taken, Host or Guest shall have the right to terminate this Lease as of the date of actual taking by giving Guest or Host written notice of such termination; but should Host or Guest not so terminate this Lease, this Lease shall cease as to the part taken and the rent adjusted so that Guest shall pay a pro rata portion of the rent determined by the amount of space (and rate therefor) remaining after the taking. Host shall be entitled to receive the entir award from any such condemnation or taking of the Premises or any part thereof, without deduction therefrom for any estate or interest granted to Guest by this Lease, provided, that nothing herein contained shall be deemed to prevent Guest from claiming compensation for relocation costs or loss for interruption of business in the event an award with respect thereto is provided for by law or is fixed in the proceeding in which such taking shall occur. In the event of a partial taking insufficient in size to cause termination of the Lease, Host shall build, repair or replace any outer walls, floor, or roof necessary to make the Premises tenantable.

20. Assignment and Subletting. Guest shall not assign this Lease or sublet the Premises or any part thereof without the written consent of Host, which consent shall not be unreasonably withheld. Under no circumstances shall Guest have the right to sublease the Premises to more than three (3) sublessees. Any other provision of this Paragraph to the contrary notwithstanding, Host shall not be required to give its consent to an assignment or subletting of the leased Premises, or any part thereof, if the effect of such assignment or subletting would be to create a profit for the Guest. In such cases, any profit from the assignment or subletting shall be paid to the Host. Guest agrees that it shall not be unreasonable for Host to withhold its consent to a proposed assignment or subletting if: (i) Host believes that the proposed assignee or sublessee of 35,000 square feet or more in the premises is not as financially responsible as Guest on the date hereof; (ii) Host believes that the proposed assignee or sublessee will not conduct on the Premises a business of a quality equal to that conducted by Guest; or (iii) Host believes that the business of the proposed assignee or sublessee, conducted on the Premises, will have an impact upon the common facilities dissimilar to that of Guest's business or will require services of Host dissimilar to those required by Guest. Host's consent to one assignment or sublease shall not waive the requirement of its consent to any subsequent assignment or sublease. In the event Host consents to Guest's subletting, Guest shall include in such sublease all of the pertinent terms contained herein, and Guest shall furnish Host with a certified copy of any and all subleases affecting the demised Premises prior to such consent; and in case of default by Guest giving Host right of entry for breach of condition subsequent, Guest, at Host's option, shall assign all of Guest's right, title and interest in any subleases to Host, and Guest shall incorporate such provision in any and all subleases made by Guest. Host's consent to an assignment shall not be effective until Host has received a written document in which the assignee has assumed and agreed to perform all of Guest's obligations in the Lease. Host's consent to an assignment or sublease shall not release the Guest from the payment and performance of its obligations in the Lease, but rather the Guest and its assignee shall be jointly and severally primarily liable for such payment and performance.

21. Default, Eviction, Termination, and Damages. If Guest shall fail to pay any rent or other charges due hereunder within ten (10) days of the date said charges are due, or if Guest shall fail to comply with any details, provisions, or covenants of this Lease other than the payment of rent and shall not cure such failure within thirty (30) days after written notice thereof, or if Guest shall be adjudged bankrupt by a court of competent jurisdiction, or if a receiver or trustee shall be appointed for all or substantially all of the assets of Guest, then in any such event, Guest shall be deemed in default. When Guest is in default, Host, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and the term ended, shall have the right to evict Guest under Summary Proceeding law, and shall have the additional and immediate right of reentry and may remove all persons and property from the leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Guest, without evidence of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Should Host elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as it may deem appropriate in order to re-rent the Premises, and re-rent said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Host in its sole discretion may deem advisable. If Host has other unoccupied space similar to the Premises, Host shall be under no duty to attempt to re-rent these Premises (and Guest shall be entitled to no reduction in its indebtedness to Host as a result of any such failure by Host) until such other space has been rented. Upon each such re-renting, all rentals and other sums received in any month by Host from such re-renting shall be applied, first to the payment of any indebtedness other than rent due hereunder from Guest to Host; second, to the payments of any costs and expenses of such re-renting, including reasonable brokerage fees and attorneys' fees and of costs of such alterations and repairs; third, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Host and applied in payment of future rent as the same may become due and payable hereunder. If such rentals and other sums received from such re-renting during any month be less than that to be paid during that month by Guest hereunder, Guest shall pay such deficiency to Host. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Host shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Guest or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any such re-renting without termination, Host may at any time hereafter elect to terminate this Lease for such previous default. Should Host at any time terminate this Lease for any default, in addition to any other remedies it may have, it may recover from Guest all damages it may incur by reason of such default, including the cost of recovering the leased Premises, reasonable attorneys' fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Guest to Host. In case suit shall be brought for recovery of possession of the leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the failure by Guest to abide by any other detail, provision, or covenant herein contained, Guest shall pay to Host all expenses incurred therefore, including reasonable attorneys' fees. Guest and Host hereby waive their rights to jury trial in any litigation that may arise relating to this Lease.

22. Surrender of Premises. Upon the expiration or the termination of the term of this Lease, Guest shall quit and surrender the Premises to Host in good order and condition, ordinary wear, damage by the elements, and damage which is the responsibility of Host excepted; and Guest shall remove all of its property and shall repair any damage to the Premises caused by such removal. Any personal property of Guest or of anyone claiming under Guest which shall remain on the Premises after the expiration or termination of the Lease term shall be deemed to have been abandoned by Guest, and either may be removed by Host as its property or may be disposed of in such manner as Host may see fit, and Host shall not be responsible for the same.

23. Access to Premises. Host shall have the right to enter upon the Premises at all reasonable hours upon reasonable notice for the purpose of inspecting the same, preventing waste, loss, or destruction, removing obstructions, making such repairs or alterations as it is obligated to make under the terms of this Lease, or to enforce any of Host's rights or powers under this instrument, and Host shall not be liable nor responsible for any loss that may accrue to Guest's business by reason thereof. The Host may show the Premises to prospective tenants at any time during the last eighteen (18) months of the term of this Lease and display a "for rent" sign subject to Guest's approval of design and location.

24. Heirs and Assigns. The covenants, conditions, and agreements contained in this Lease shall bind and inure to the benefit of Host and Guest and their respective heirs, distributees, executors, administrators, successors, and, except as otherwise provided in this Lease, their assigns.

25. Confidentiality. Guest shall not disclose the terms and conditions of this Lease to third parties, except to professional advisors of Guest and as required by securities laws affecting Guest, without the advance written consent of Host.

26. Quiet Enjoyment. So long as Guest pays the rent and performs all of its obligations in this Lease, Guest's possession of the Premises will not be disturbed by Host, its successors or assigns.

27. Signs. Other than the signage shown on the Project plans and specifications mutually agreed upon by Host and Guest (as provided in Paragraph 3), Guest or Host shall not fasten to or paint upon any part of the Site or Building any sign, advertisement, notice or handbill without the prior written consent of the Host or Guest. Host may, without notice to Guest, remove any such sign, advertisement, notice or handbill painted or affixed in violation of this clause without any liability whatsoever for damages or otherwise to Guest, and Guest shall be responsible for the cost of such removal. Host reserves the right to place other signage on the Site or Building in the event the Building becomes multi-tenanted.

28. Holding Over. In the event that Guest shall hold over after the term of the Lease, it is agreed that thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary on the same terms and conditions contained herein, with the exception that the rent shall increase to 120% of the rent in effect at the termination of the term of the Lease for the first three months and 150% thereafter.

29. Parking. Subject to the provisions of Paragraph 36 (h), Guest shall have an exclusive license for the use of its agents, employees, suppliers, and customers over the driveways and parking lots on the Site. Guest shall not allow its employees, agents or invitees to park on Traverwood Drive or in lots of other buildings in Traverwood Business Park.

30. Notices. Whenever any notice is required hereunder it shall be made in writing and served personally or by certified mail, return receipt requested, at the following addresses (or at such other addresses as the parties may hereafter designate in writing):

                                    Host:       William C. Martin
                                                c/o First Martin Corporation
                                                115 Depot Street
                                                Ann Arbor, Michigan 48104


                                    Guest:      Mechanical Dynamics, Inc.
                                                2301 Commonwealth Boulevard
                                                Ann Arbor, Michigan 48105

      until the commencement date of the Lease and thereafter the Premises.
      If served personally, service shall be conclusively deemed made at the time of such service. If served by certified mail, service shall be conclusively deemed made forty-eight (48) hours after the deposit thereof in the United States Mail.

31. Host's Liability. (a) Guest and Host shall mutually indemnify, defend and hold harmless each other and their respective officers, employees, agents and invitees from all losses, damage, claims or liability arising out of any and all injuries to or death of any person or damage to any property arising out of any occurrence in or about the Premises, or arising out of any occurrence in or about the Building arising from the act or neglect of Guest or Host or their respective agents or invitees. Notwithstanding the foregoing, neither party shall have any obligation to indemnify the other party against the sole negligence of that party.

      (b) The Host shall not be responsible or liable to the Guest for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises hereby leased or any part of the Building of which the leased Premises are a part or for any loss or damage resulting to the Guest or his property from bursting, stoppage or leaking of water, gas, sewer or steam pipes.

      (c) If Host shall fail to perform any provision of this Lease and if as a consequence of such default Guest shall recover a money judgement against Host, such judgement shall be satisfied only out of the proceeds of sale received upon execution of such judgement and levied against the interest of Host in the Building or the consideration received by Host from the sale of Host's interest.

32. Rules and Regulations. Guest and its employees and invitees, shall faithfully observe and comply with the Rules and Regulations attached to this Lease, and all reasonable modifications of and additions thereto as may be from time to time put into effect by Host. Host shall not be responsible to Guest for the nonperformance of any of said Rules and Regulations by any other Guest or occupant of the Building. In the event of a conflict between the terms and provisions of this Lease and the referenced Rules and Regulations, this Lease shall control. Prior to the effective date of any intended modifications of or additions to the Rules and Regulations annexed hereto, Host shall furnish Guest with a written copy of same.

33. Environmental Law Compliance. The parties acknowledge that there are certain federal, state and local laws, regulations and guidelines now in effect, and that additional laws, regulations and guidelines may hereafter be enacted, concerning the impact on the environment of land use, the maintenance and operation of structures, and the conduct of business. Guest will not cause, or permit to be caused, any act or practice on or about the premises which would adversely affect the environment or violate any of such laws, regulations, or guidelines. In particular, without limiting the generality of the foregoing, Guest will not use the premises to produce, store, process or transport any hazardous waste or hazardous substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or in the Resource Conservation Recovery Act of 1980, as amended ("RCRA"). Any violation of this covenant shall be an event of default under this Lease. In the event that a governmental authority deems the Premises, Building or underlying land unsafe for occupancy due to Guest's tenancy, or the operation of its business at the Premises, then Guest shall be liable and shall fully compensate Host for the resulting loss sustained by Host. Such liability shall extend to any and all of Guest's officers, principals, general partners and guarantors under the Lease. Guest agrees to indemnify and hold Host harmless against all losses, costs, expense and liability whatsoever, including Host's costs of defending against the foregoing, which will include reasonable attorney's fees, and against any costs necessary in connection with the cleanup or removal of any hazardous waste or hazardous substance from the premises, caused, or permitted to be caused, by any act, practice or neglect of Guest with respect to the use of the premises. Guest shall have no claim against Host by reason of any changes which Host may be required to make to the premises pursuant to such laws, regulations, or guidelines. Host hereby represents to Guest that, to the best of Host's knowledge, no condition currently exists on the Site which constitutes a violation of any environmental law described in this Section 33 or otherwise, and Host hereby agrees to indemnify, defend and hold harmless Guest from any liability, claim, damage or expense arising out of any environmental condition associated with the Site in existence prior to the Commencement Date.

34. Management by Guest. Provided Guest is the sole Lessee of the initial Building or after expansions, Guest shall have the right to assume responsibility for the management, maintenance and repair (including replacement, as necessary) of the Project by giving Host written notice of its intentions to assume management of the Project on the date specified in such notice (which date must be on the first day of a Lease Year): (a) within six (6) months of Lease execution; or (b) six (6) months prior to the fifth anniversary of the Commencement Date; or (c) six (6) months prior to the tenth anniversary of the Commencement Date; or (d) six (6) months prior to the commencement of the First Option Term hereunder, provided Guest has properly exercised such Option; or (e) six (6) months prior to the commencement of the Second Option Term hereunder, provided Guest has properly exercise such Option. Performance of such responsibility by Guest shall be on the terms and conditions which are as follows. Host shall be relieved of its obligation to maintain and repair the Project (as set forth in Paragraph 14). Guest shall maintain the Project in good order and repair and in a first-class condition. Guest shall pay the Operating Expenses for maintenance and repair set forth in Paragraph 8 directly to the providers of maintenance and repair services. Guest shall enter into and keep in force maintenance contracts for the services which are follows: (a) parking facility sweeping, snow removal and salting; (b) comprehensive landscaping maintenance, including mowing, fertilization, pruning and the planting of spring and summer annual flowers; (c) elevator maintenance (full maintenance contract, including replacements); and (d) heating/cooling systems preventive maintenance (4 times per year). Guest shall police the grounds and the parking facilities of the Project each day so that said grounds and parking facilities are as free of litter and debris as is reasonably possible. Should Guest fail to perform any of its maintenance obligations hereunder within thirty (30) days of notice from Host, Host shall have the right to enter the Premises, perform such maintenance and bill Guest the reasonable cost thereof. Guest shall not engage a third party to manage such maintenance and repair without the advance written approval of

      Host. Upon assumption of Project management by Guest hereunder, Host shall have all of the rights provided to Guest under Section 8 (c) hereof with respect to oversight of Project management. In the event Host expands the Building pursuant to the terms of Paragraph 36 (h), Guest shall cease to be responsible for the maintenance and repair of the Project and Host shall assume such responsibility as of the date construction of such expansion commences in accordance with the terms of this Lease. Host represents to the best of its knowledge that the premises prior to and during the construction process does not violate any such laws and indemnifies Guest against any loss caused by a condition existing prior to lease commencement.

35. Michigan House Lease. A default by Guest under the lease between First Properties Associates Limited Partnership (as Assignee of Plymouth Square) and Guest dated July 12, 1989 for certain premises at 2301 Commonwealth Boulevard, Ann Arbor, Michigan shall be a default under this Lease.

36. Expansion Options. At the option of Guest, Host shall expand the Building as hereinafter provided.

      (a) Building Additions. The expansion of the Building shall be in the form of two, two-story additions containing, in the aggregate, a Gross Building Area of approximately 60,000 square feet; the approximate overall footprint of said additions is depicted on Exhibit C attached hereto. The first such addition is hereinafter referred to as the "Phase I Expansion Space"; the second such addition, the "Phase II Expansion Space".

      (b) Guest's Expansion Options. Guest shall have the option to lease the Phase I Expansion Space as an addition to the Premises. The Phase I Expansion Space shall have a Gross Building Area between 20,000 and 30,000 square feet. Guest shall determine the exact size of the Phase I Expansion Space; the bay sizing shall govern the increments to the area. Said option shall terminate on the date (the "Option Termination Date") two years from the Commencement Date of this Lease. Guest shall exercise said option by giving Host notice thirty
            (30) days prior to the Option Termination Date. Guest shall have the right to extend the Option Termination Date by a period of two years (i.e., to that date four years from the Commencement Date) by giving Host notice thirty (30) days prior to the then current Option Termination Date and paying all carrying costs for the land required for the Phase I Expansion Space for said two year period, which land is deemed to be 25% of the Site. As used herein, "carrying costs" shall mean real estate taxes and assessments (prorated on a due date basis) and interest on the value of said land at the then prime rate minus 200 basis points. The value of said land is deemed to be $4.00 per square foot of land area. As used herein, "prime rate" shall mean the prime rate reported in the Wall Street Journal as such rate may change from time to time. Carrying costs shall be paid in monthly installments. If Guest exercises its option for the Phase I Expansion Space, Guest shall have an option to lease the Phase II Expansion Space as an addition to the

            Premises. The Gross Building Area of the Phase II Expansion Space shall be approximately the difference between 60,000 square feet and the Gross Building Area of the Phase I Expansion Space. Said Phase II option shall terminate on the date (the "Phase II Option Termination Date) two years from the date the Phase I Expansion Space becomes part of the leased Premises. Guest shall exercise said Phase II option by giving Host notice not later than thirty (30) days prior to the Phase II Option Termination Date. Guest shall have the right to extend the Phase II Option Termination Date by a period of one year by giving Host notice thirty (30) days prior to the then current Termination Date and paying all carrying costs (as described above) for the land required for the Phase II Expansion Space for said one year period, which land is deemed to be 25% of the Site. Exercise by Guest of either of the aforesaid expansion options shall be subject to Guest not having been in default under this Lease. Host and Guest acknowledge that while Host shall secure site plan approval for the entire 120,000 square foot Building forthwith, each expansion option and Host's ability to perform same, are subject to securing all necessary governmental approvals. Within thirty days of the date Guest exercises either of the aforesaid expansion options, Host and Guest shall execute an amendment to the Lease which adds the expansion space to the Premises and includes the other pertinent provisions of this Paragraph 36. Exercise of either expansion option by Guest shall be subject to a determination by Host in its reasonable judgement that Guest's financial condition and financial prospects as of the date Guest gives Host notice of such exercise are as strong as Guest's financial condition and financial prospects as of the date hereof. Host shall make such determination within fifteen (15) days of the date such notice is given; Guest shall provide Host with such financial data and other information as is reasonably required by Host to make such determination.

      (c) Term. Should Guest exercise the Phase I option, the term of this Lease shall be extended for a period of ten years from the date of occupancy of the Phase I expansion space. Should Guest exercise the Phase II option, the term of the Lease will not change. The Phase I and Phase II Expansion Spaces shall become part of the leased Premises (and rent shall become due) as of the date of Substantial Completion of Host's Expansion Improvements (as hereinafter defined) with respect to each phase.

      (d) Improvements. From the date an amendment for an expansion space is executed, Host and Guest shalldiligently prosecute the completion of the Expansion Space. Host shall cause the construction of the expansion space , including site work, building shell, mechanical systems, and interior partitions and finishes but excluding the installation of cubicles (including electrical wiring) and computer and communications cabling (herein sometimes referred to as "Host's Expansion Improvements"). Guest shall be responsible for the layout, design and installation of all cubicles (including electrical wiring) and computer and communications cabling; said design and Guest's contractors must be approved by Host in writing in advance. Host's Expansion Improvements shall be constructed in accordance with plans and specifications mutually determined and agreed upon by Host and Guest as provided hereinafter. The architect for Host's improvements shall be Jickling, Lyman and Powell, or, at Host's option, another qualified architect. The maximum number of parking spaces allowed by the City of Ann Arbor shall be provided not to exceed five spaces per 1,000 square feet of Gross Building Area. Host shall submit to Guest for its approval the site plan and final plans and specifications for Host's Expansion Improvements; said plans and specifications shall be deemed approved unless rejected in writing within five (5) business days of receipt. A working set of site plans and building plans and specifications which are approximately 75% complete will be made available for review at least two weeks prior to submission of final plans. Any denial of such approval shall be fair and reasonable. The general contractor for Host's Expansion Improvements shall be O'Neal Construction or, at Host's option, another qualified contractor selected by Host ("Contractor"). Host and Guest shall jointly negotiate a contract with the Contractor, which contract shall provide a guaranteed maximum price which includes a 3% design and construction contingency. Host shall provide an allowance (the "Expansion Hard Construction Cost Allowance") negotiated by Host and Guest for the direct construction costs for Host's Expansion Improvements; "direct construction costs" includes bonding and permits but excludes extraordinary costs relating to poor soil conditions, which costs shall be the sole responsibility of Host, and soft costs such as architectural and design services, legal services, construction financing, permanent financing origination, title insurance, builder's risk insurance, brokerage commissions, development fees, real estate taxes and other carrying costs for the Site. Any direct construction costs for Host's Expansion Improvements in excess of said improvement allowance shall be paid to Host by Guest within ten
            (10) days of date of invoice. Contractor shall provide a warranty of one year on all work with the exception of the roof, which shall have a ten year warranty; said warranties shall commence as of the date of Substantial Completion of Host's Expansion Improvements. The additional cost of any change orders requested by Guest shall be paid to Host within ten (10) days of invoice and shall include an administrative fee of 10%. Host shall not be liable for failure to give possession of the Expansion Space or any part thereof by reason of Governmental interference, act of God, labor disputes, fire, unavoidable casualties or other causes beyond Host's control.

      (e) Rent. Guest shall pay to Host as annual base rent for each Expansion Space for the term hereof an amount which shall be determined by multiplying the Rent Factor by the Expansion Total Development Cost, as further defined below:

            (i) "Rent Factor" is the sum of the Rental Rate Constant and the Debt Service Constant

            (ii) "Rental Rate Constant" is 200 basis points.

           (iii) "Debt Service Constant" is the percentage calculated by dividing the annual payment of principal and interest required for the Expansion Permanent Mortgage Loan by the original principal amount of said Loan.

            (iv) "Expansion Permanent Mortgage Loan" is the loan which is secured by Host to finance the Expansion Total Development Cost. Said loan shall (a) have a minimum term of ten (10) years, (b) be non-recourse, (c) have a twenty-five year amortization schedule which provides for level annual payments, and (d) be otherwise acceptable to Host. If said loan has not been closed as of the date the Expansion Space becomes part of the leased Premises, then the terms set forth in the commitment for said Loan shall be used.

            (v)   "Expansion Total Development Cost" is the sum of :

            - "Expansion Land Cost" which is deemed to be $17.50 per square foot of Gross Building Area on the first and second floors of the Expansion plus $4.00 per square foot of additional land required in order to provide necessary supplemental parking should Guest elect finish-off the lower plaza level for office occupancy;

            - "Expansion Hard Construction Cost" which is the portion of the Expansion Hard Construction Cost Allowance which is used;

            - "Expansion Soft Cost", which shall be negotiated by the Host and Guest and shall include but not be limited to the cost for the Expansion of interim financing, permanent financing origination, architectural and engineering, real estate taxes during construction, builder's risk, insurance, appraisals legal, accounting, and a contingency of 2%, but shall exclude the developer's fee and overhead; and

            - "Developer's Fee and Overhead" which shall be 3.0% of the sum of: (a) Expansion Land Cost; (b) Expansion Hard Construction Cost; and(c) Expansion Soft Cost.

      (f) Additional Space. Should Guest require additional space after exercising both Expansion Options, Host shall use its best efforts to find additional space at similar terms and conditions coterminous with the Lease.

      (g) Assignment. Guest shall not have the right to assign either Expansion Option to third parties. Should Guest assign its interest in the Lease, the Expansion Options shall be terminated.

      (h) Host's Right to Expand. Should Guest not exercise either of the aforesaid options for Expansion Space, Host shall have the right to construct the Expansion Space and lease such space to third parties. Should Host exercise said right, upon the substantial completion of the Expansion Space, the Building entry lobby, and elevators, hallways and stairwells which do not exclusively serve the leased Premises shall cease to be part of the leased Premises and shall become common area over which Guest shall have a non-exclusive easement in common with the other tenants of the Building. In such an event, the rent payable to Host by Guest hereunder shall be ratably reduced; such reduction shall be computed based on the rentable area of the Premises (as hereinafter defined) before and after the common area conversion. As used herein, "rentable area" shall mean the sum of the Gross Building Area of the leased Premises (after deduction of the Gross Building Area of the common areas) and a pro rata share of the Gross Building Area of the common areas. Where the leased Premises abuts the common area, Gross Building Area shall be determined by measuring to the midpoint of common walls. Guest shall pay its pro rata share of the Project Real Estate Taxes and Operating Expenses for the common areas, grounds and parking lots of the Project. Said share shall be the proportion which the rentable area of the Premises after expansion bears to the total Gross Building Area after expansion. Guest acknowledges inconveniences may arise during the expansion of the Building. Host shall not cause any unreasonable inconveniences such as limiting Guest's access to the Premises or curtailing the services which Host is obligated to provide hereunder. Should Guest exercise its option for the Phase I Expansion Space, Guest shall, in the design process for the Phase I Expansion Space, cooperate with Host in incorporating into the plans for the Phase I Expansion Space possible future means of access from the Building entry lobby and elevator(s) to the Phase II Expansion Space. Should Guest not exercise its option for the Phase II Expansion Space, then, should Host exercise its right to construct the Phase II Expansion Space, Guest shall agree to relinquish, at Host's option, the portion of the Premises required for such means of egress at the time of such construction; and the rent and expenses payable hereunder shall be ratably reduced. If Host should exercise its rights to expand the Building, then (i) Guest's right to manage the Project shall terminate as of the date Hosts commences construction of such expansion, and (ii) Guest's license to use the parking lots on the Site shall be restated as follows. Guest shall have an exclusive license for parking for its visitors in a portion of the parking lot to the west of the Building, and Guest shall have a non-exclusive license for parking for its employees and agents in the parking lot to the northeast of the Building as depicted in Exhibit D attached hereto.

37. Parking Structure. Host shall have the right to construct a parking structure on the Site in substitution, in whole or in part, for the Project parking lots and Guest shall have a non-exclusive license for the use of said structure in common with others. The total number of spaces which Guest is entitled to use in the structure and remaining parking lots shall be the same as the number of spaces Guest was entitled to use prior to the construction of the parking structure. Guest shall be responsible for its pro rata share of the cost of maintaining and repairing such structure, which cost shall be included in Operating Expenses but shall not be higher than the costs to maintain surface parking.

38. Miscellaneous. (a) The failure of either party to enforce any covenant or condition of this Lease shall not be deemed a waiver thereof or of the right of either party to enforce each and every covenant and condition of this Lease. No provision of this Lease shall be deemed to have been waived unless such waiver is in writing.

      (b) This Lease and the Exhibits attached hereto and forming a part hereof, set forth the entire agreements between Host and Guest concerning the leased Premises. Any amendment shall be in writing and signed by each party.

      (c) Each party represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease with the exception of a commission due to Guest's broker, GVA Strategis, and each party agrees to indemnify the other against, and hold it harmless from, all liability arising from any such claim. Guest shall be liable for the payment of a commission in the amount of Two Hundred Ninety-Three Thousand Five Hundred ($293,500) Dollars to GVA Strategis; Host shall reimburse Guest the amount of said commission within ten (10) days of the date Guest takes occupancy of the Premises.

      (d) Guest shall not record this Lease without the written consent of Host. Upon the request of either party the other party shall join in the execution of a memorandum of this Lease for recording which shall describe the parties, the leased Premises, the term and any special provisions.

      (e) In the event of any transfer of Host's interest in the Premises, the transferor shall be automatically relieved of all obligations and liabilities on the part of Host accruing from and after the date of such transfer. The release of Host from such obligations and liabilities shall be expressly conditioned upon an assumption by any transferee of all of the unperformed terms, covenants and conditions of this Lease arising after the date of such transfer, including the application of Guest's security deposit in accordance with the provisions of Paragraph 9 hereof.

      (f) Any amount due from Guest to Host which is not paid when due shall bear interest at the highest legal rate from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Guest.

      (g) No payment by Guest of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent, nor shall any endorsement or statement on any check or any letter accompanying any payment be deemed an accord and satisfaction, and Host shall accept such payment without prejudice to Host's right to recover the balance of such rent or pursue any other remedy.

      (h) Guest agrees to furnish to Host the financial statements of Guest in a form acceptable to Host at least annually and within thirty days after Host's request.

      (i) This Lease shall be governed by, and construed in accordance with, the laws of the State of Michigan. If any provision of this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected and each provision shall be valid and enforceable to the fullest extent permitted by law.

      (j) In the event that during the term of this Lease, Host is afforded the opportunity to rent space on the roof of Phase I or subsequent phases of the Building solely occupied by Guest for the location of one or more antennae, Guest agrees to such rental; provided, that no such antenna shall interfere with any antenna, satellite dish or other communications or similar device that Guest has installed on the roof with Host's approval and; further provided, that Host shall negotiate any such rental agreement and, after reimbursement of all of Host's expenses related to such negotiations, shall share such rental amounts, 50% to Host and 50% to Guest, provide an accounting of expenses and rent collections to Guest and remit Guest's share as such rents are collected.

Intentional page break.

This agreement is hereby signed on behalf of the parties effective as of the date first written above.



                                    Host:

                                    William C. Martin



                                    /s/ W.C. Martin
                                    -----------------------------



                                    Guest:

                                    MECHANICAL DYNAMICS, INC.,
                                    A Michigan corporation



                                    By:   /s/ David Peralta
                                          -----------------------

                                    Its:  /s/ VP & CFO
                                          -----------------------

                       ACKNOWLEDGEMENT OF CORPORATE GUEST


STATE OF
                       ss.
COUNTY OF



The foregoing instrument was acknowledged before me this 5th day of August, 1999 by

                      the                      of
----------------------   ----------------------  ----------------------
----------------------,

a                     corporation, on behalf of the corporation.
 ---------------------

                                    /s/ Shawn Siddall-Benoit
                                    -----------------------------------

                                    Notary Public, Livingston County

                                    My commission expires: May 17, 2002

                                   EXHIBIT A-1

                          LEGAL DESCRIPTION OF THE LAND

Commencing at the South 1/4 corner of Section 15, T2s, R6E, City of Ann Arbor, Washtenaw County, Michigan; thence N 01(degree)10'27" W 1000.01 feet along the North-South 1/4 line of said Section 15 for a PLACE OF BEGINNING; thence N 71(degree)15'31" W 325.00 feet; thence N 30(degree)29'46" W 215.77 feet; thence S 53(degree)14'25" W 482.04 feet; thence the following four courses along the Easterly right-of-way line of Traverwood Drive (70 feet wide): 418.79 feet along the arc of a 672.98-foot radius nontangential circular curve to the right, with a central angle of 35(degree)39'18", having a chord which bears N 05(degree)57'27" E 412.06 feet, N 23(degree)47'10" E 347.36 feet, 129.14 feet along the arc of a 538.00-foot radius circular curve to the right, with a central angle of 13(degree)45'10", having a chord which bears N 30(degree)39'46" E 128.83 feet, and N 37(degree)32'08" E 307.25 feet; thence S 51(degree)49'25" E
446.69 feet along the Southerly right-of-way line of Huron Parkway (variable width); thence S 01(degree)10'27" E 808.10 feet to the Place of Beginning, being a part of the Southwest 1/4 of said Section 15, containing 13.19 acres of land, more or less, being subject to easements and restrictions of record, if any.

                                   EXHIBIT A-2

                              PRELIMINARY SITE PLAN

                                    EXHIBIT B

            ILLUSTRATION OF HYPOTHETICAL RENTAL PAYMENT CALCULATION
                             (Using Estimated Costs)





            Hard costs (66,878 sq. ft. @ $100.00)                               $6,687,800
            Soft costs (60,000 sq. ft. @ $26.39)*                                1,583,400
            Land Cost  (60,000 sq. ft. @ $17.50)                                 1,050,000
                                                                                ----------
            EST. TOTAL DEVELOPMENT COST                                         $9,321,200

            X  EST. RENT FACTOR (Rental Rate Constant + Debt Service            x    10.75%
                                                                                ----------
            Constant) (2.00% + 8.75% = 10.75%)

            ESTIMATED ANNUAL BASE RENTAL                                        $1,002,029

*NOTE: Soft Costs are based on first two floors only, and not the approximate 6,878 sq. ft. on the lower plaza level.

                                    EXHIBIT C

                         FOOTPRINT OF BUILDING ADDITIONS

                                    EXHIBIT D

                                EXPANSION PARKING

                                    EXHIBIT E

                              RULES AND REGULATIONS

1. The sidewalks and grounds of the Building are not for the use of the general public, and Host shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Host shall be prejudicial to the safety, character, reputation and interests of the Building and its Guests, provided that nothing herein contained shall be construed to prevent such access to employees or other persons with whom any Guest normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No Guests and no employee, agent or invitee of any Guest shall go upon the roof of the Building.

2. No awnings or other projection shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without prior written consent of Host. All electric ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Host. Neither the interior nor exterior of any windows shall be coated or otherwise unscreened without the written consent of the Host.

3. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises. Any preparation of food or beverages in the Premises shall be done only with equipment approved by Host which does not overload the electrical wiring of the Premises. No Guest shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises.

4. Except with the prior written consent of Host, no Guest shall occupy or permit any portion of his Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco in any form, or as a barber or manicure shop, in or on the Premises. No Guest shall engage or pay any employees on the Premises, except those actually working for Guest on the Premises, nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any illegal purposes.

5. No Guest shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or any other way. No Guest shall throw anything out of door, windows or skylights or down the passageways.

6. Guest shall provide Host with a key for any exterior doors installed by Guest in the Premises. Each Guest must, upon the termination of its tenancy, restore to the Host all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such Guest and in the event of the loss of any keys so furnished, such Guest shall pay to the Host the cost of replacing the same or of changing the lock or locks opened by such lost key if Host shall deem it necessary to make such change.

7. Host shall have the right to prohibit any advertising by any Guest which, in Host's opinion, tends to impair the reputation of the Building or its desirability as an office/research building and upon written notice from Host any Guest shall refrain from or discontinue such advertising.

8. Each guest shall see that the doors of its Premises are closed and securely locked and must observe strict care and caution that all water faucets, water apparatus and utilities are shut off before employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness Guest shall make good all injuries sustained by other tenants or occupants of the Building or Host. On multiple-tenancy floors, all Guests shall keep all doors to the Building corridors closed at all times except for ingress and egress.

9. The requirements of Guest will be attended to only upon application to Host. Employees and agents of Host shall not perform any work or do anything outside of their regular duties unless under special instruction from Host.

10. Canvassing, soliciting and peddling in the Building are prohibited and each Guest shall cooperate to prevent the same.

11. Guest shall not cause any noise, odor, vibration or light disturbing or annoying to other tenants of the Building or to tenants of neighboring buildings.

12. No air conditioning unit or other similar apparatus shall be installed or used by any Guest without the written consent of Host.

13. No Guest shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building without Host's consent which consent will not be unreasonably withheld.

14.   Each Guest shall store all its trash and garbage within its Premises.
      No material shall be placed in the trash boxes or receptacles if such materials is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Ann Arbor without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways provided for such purposes and at such times as Host shall designate. Should the amount of trash generated by Guest exceed the amount typically generated by users of office space, Guest shall be responsible for the cost of disposing of such excess. All boxes shall be broken down before being placed in the Building trash boxes or receptacles.

15. Host may waive any one or more of these Rules and Regulations for the benefit of any particular Guest or Guests, but no such waiver by Host shall be construed as a waiver of such Rules and Regulations in favor of any other Guest or Guests, nor prevent Host from thereafter enforcing any such Rules and Regulations against any or all of the Guests of the Building.

16. These Rules and Regulations are in addition to and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

17. Guest shall not operate any equipment that sends out radio frequencies or otherwise distorts electric power to the building.

18. Smoking is prohibited in the Building restrooms, hallways, lobbies, lunchrooms and other common areas and on the Building grounds except in those areas designated by Host. Host shall not be obligated to designate any such areas.

19. Guest shall place chair mats under all chairs with casters with the exception of conference room chairs; if Guest does not, Host shall have the right to provide such chair mats and Guest shall reimburse Host for the cost of such mats.

20. The moving into or out of the Building of any safes, freight, furniture, or other bulky matter of any description may only take place during the hours determined by Host in its absolute discretion. The moving of such bulky matter may only be made after notice to Host and the persons employed by any Guest for such work must be acceptable to Host.

21. Host reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.